NETMAXIMIZER.COM, INC.

            STATEMENT RE: COMPUTATION OF NET INCOME PER COMMON SHARE
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
                                                                               Year Ended
                                                                               December 31,
                                                                               ------------
                                                            1999                   1998                   1997
                                                            ----                   ----                   ----
Basic:

   Net loss                                             $ (6,135,904)          $       (900)          $          -
                                                        ============           ============           ============

Total Weighted Average Number of Common Shares
   Basic and Diluted                                      39,066,446              3,000,000              3,000,000

Net Loss Per Share:
   Basic and Diluted                                    $       (.16)          $       (.00)          $          -
                                                        ============           ============           ============
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